ATSG Reports Record Third Quarter 2021 Results
Increases Adjusted EBITDA Guidance; Strong Midsize Freighter Demand Continues
WILMINGTON, OH, November 4, 2021 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the quarter ended September 30, 2021.
ATSG's third quarter 2021 results, as compared with the third quarter of 2020 include:

•Record customer revenues $466.0 million, up $61.8 million, or 15 percent
•GAAP EPS (basic) from Continuing Operations $0.85, vs. loss of $0.10, on pretax earnings of $81.2 million
•Adjusted EPS* $0.60, up $0.19 or 46 percent
•Record Adjusted EBITDA* $153.0 million, up $27.5 million or 22 percent

2021 Adjusted EBITDA Outlook increased to at least $535 million

3Q Financial Highlights
•Aircraft leasing and related revenues from external customers increased $19.7 million, or 38 percent, from thirteen more leases of Boeing 767 freighters than at the end of the third quarter of 2020.
•Cash flows from operating activities were $429.2 million for the first nine months of 2021. ATSG continues to generate strong cash flows from its combined businesses while expanding its aircraft fleet and reducing its debt obligations.
•Nine-months 2021 capital spending was $428.1 million, up 9 percent.
•Adjusted free cash flow* totaled $279.7 million for the first nine months of 2021 after deducting sustaining capital expenditures (primarily airframe and engine maintenance expenditures). Of that amount, ATSG spent $278.6 million to grow its fleet through the purchase of passenger aircraft and their conversion into freighters.
•Adjusted EPS of $0.60 excludes, among other items:
•$0.06 gain from re-measurements of financial instrument values in 2021, including warrants to purchase ATSG shares, vs. $0.73 in the prior-year quarter.
•Government grants of $0.30, compared with $0.28 a year ago. The grants are intended to mitigate pandemic effects on ATSG's passenger airline operations.

* Adjusted Earnings per Share, Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release

Rich Corrado, president and chief executive officer of ATSG, said, "The revenue growth we achieved in the third quarter added to the accelerating pace we saw in the second, as our aircraft leasing and airline businesses delivered sharply improved results versus a year ago. We continue to book and complete orders for freighter leases, and purchase more feedstock aircraft to meet strong lease demand over the next several years. While the pandemic continues to affect our commercial passenger and combi operations, we are proud that our passenger airline Omni Air was able to play a significant role in transporting Afghanistan evacuees during the quarter.”

3Q Operating Highlights
Aircraft Leasing
•CAM’s third-quarter pretax earnings increased 44 percent to $28.5 million versus the prior year quarter.
•In-service fleet comprised 112 Boeing aircraft, eleven more than a year ago. Eight are leased-in or provided by customers.
•Eighty-two CAM-owned Boeing 767 freighter aircraft were leased to external customers, thirteen more than a year ago.
•Sixteen CAM-owned aircraft were in or awaiting conversion to freighters, seven more than a year ago. The total includes fifteen Boeing 767s and one Airbus A321 passenger aircraft acquired during the quarter.

ACMI Services and Other
•ACMI Services third-quarter pretax earnings increased 44 percent to $58.2 million. Excluding the benefit of government grants, ACMI Services pretax earnings increased 50 percent.
•Revenue block hours for ATSG's airlines increased 9 percent from the previous quarter and 17 percent from the third quarter of 2020.
◦Block hours for total passenger and combi operations were up 8 percent over the third quarter of 2020, primarily due to Afghanistan evacuation missions for the U.S. government.
◦Block hours for air cargo operations, principally for express-network customers, increased 20 percent over the third quarter of 2020.
•Other activities third-quarter pretax earnings were a loss of $1.0 million vs. a $0.7 million loss for the third quarter of the previous year.

Outlook
ATSG now expects its full-year Adjusted EBITDA for 2021 to be at least $535 million, a $10 million increase from prior guidance.

The forecast assumes:
•new leases for fifteen 767-300 and re-leases of four 767-200 freighter aircraft. One freighter previously scheduled for 2021 will now be delivered next year, due to supply chain disruptions on some parts required for freighter conversion.
•continuing growth in express-network flying in 2021, with fourteen additional 767 freighters operated by ATSG's airlines. By the end of the year, ATSG's airlines expect to operate forty-six 767 freighters for Amazon, thirteen more than at the end of 2020.
•continued pandemic effects on demand for ATSG’s passenger and combi aircraft services through 2021.

Corrado noted that demand for express-package air transport is expected to be at record levels throughout the peak holiday season, in part due to logistics network constraints. “We are trying to assist customers with additional ACMI and charter services where possible, and expect all of our available aircraft to be deployed," he said. "We expect our passenger and combi operations to have results similar to those achieved in the fourth quarter of 2020, absent any unforeseen additional assignments.”

Strong global demand for midsize freighters, like ATSG’s 767s, continues. ATSG expects that its 2021 capital spending will be approximately $530 million, $20 million lower than previous guidance. Approximately $195 million will be for sustaining capital expenditures and $335 million for growth investments, including purchases and conversion costs for Boeing 767 and Airbus A321 aircraft.

“Looking beyond 2021,” Corrado added, "ATSG's business model perfectly positions us to enable the growth in e-commerce expedited shipping, continue to expand our 767 freighter lease deployments, and add new freighter lease options for customers, including the Airbus A321 and A330 platforms. ATSG's complementary service options, including engine and airframe maintenance support, flight services and logistics, make its value proposition unique and compelling to its customers. Our confidence is based on a growing lease order book, access to seventy conversion slots beyond this year, and our track record of achieving our goals. That includes a new agreement with Boeing for at least four more 767 conversion slots, with the first aircraft to be inducted in the third quarter next year. We look forward to allocating the strong cash flows our business produces to increase shareholder value."

Non-GAAP Financial Measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results and project future results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP
The historical non-GAAP financial measures included in this release are reconciled to GAAP earnings in tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.
Conference Call
ATSG will host an investor conference call on November 5, 2021, at 10 a.m. Eastern time to review its financial results for the third quarter of 2021. Participants should dial (800) 708-4540 and international participants should dial (847) 619-6397 ten minutes before the scheduled start of the call and ask for conference passcode 50246249. The call will also be webcast live (in listen-only mode) via a link at www.atsginc.com using the same passcode. The conference call also will be available on webcast replay via www.atsginc.com for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to the following, which relate to the current COVID-19 pandemic. The pandemic may (i) continue for a longer period, or its effect on commercial and military passenger flying may be more substantial than we currently expect; (ii) cause disruptions to our workforce and staffing capability, including through our compliance with federally mandated COVID-19 vaccination and testing requirements; (iii) cause disruptions in our ability to access airports and maintenance facilities; and (iv) adversely impact our customers' creditworthiness or the ability of our vendors and third-party service providers to maintain customary service levels. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the Unites States, which may be more severe or persist longer than we currently expect; (viii) the impact of a competitive labor market, which could restrict our ability to fill key positions; (ix) changes in general economic and/or industry-specific conditions; and (x) other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUES	$465,955	$404,146	$1,251,915	$1,171,217

OPERATING EXPENSES
Salaries, wages and benefits	148,074	128,608	431,614	373,642
Depreciation and amortization	77,751	67,974	224,435	205,607
Maintenance, materials and repairs	43,751	48,767	131,671	134,148
Fuel	50,176	36,202	117,210	116,788
Contracted ground and aviation services	21,620	19,840	55,217	47,735
Travel	24,928	20,254	61,833	59,226
Landing and ramp	4,027	3,378	10,162	8,895
Rent	5,807	5,137	17,401	13,821
Insurance	3,178	3,119	9,382	7,295
Other operating expenses	17,205	18,623	48,378	49,577
Government grants	(30,322)	(21,726)	(96,626)	(31,547)
Impairment of aircraft and related assets	—	—	—	39,075
	366,195	330,176	1,010,677	1,024,262

OPERATING INCOME	99,760	73,970	241,238	146,955
OTHER INCOME (EXPENSE)
Interest income	8	93	36	217
Non-service component of retiree benefit credits	4,457	2,897	13,370	8,693
Debt issuance costs	—	—	(6,505)	—
Net gain (loss) on financial instruments	(7,378)	(53,393)	37,797	(56,072)
Losses from non-consolidated affiliates	(1,147)	(2,485)	(1,365)	(11,762)
Interest expense	(14,459)	(15,440)	(44,002)	(47,808)
	(18,519)	(68,328)	(669)	(106,732)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	81,241	5,642	240,569	40,223
INCOME TAX EXPENSE	(18,878)	(11,387)	(56,047)	(17,397)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	62,363	(5,745)	184,522	22,826

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	2,309	154	2,374	4,162
NET EARNINGS (LOSS)	$64,672	$(5,591)	$186,896	$26,988

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$0.85	$(0.10)	$2.75	$0.39
Diluted	$0.81	$(0.10)	$2.14	$0.38

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	73,721	59,146	67,177	59,106
Diluted	76,743	59,146	75,277	59,863

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,808	$39,719
Accounts receivable, net of allowance of $731 in 2021 and $997 in 2020	191,746	153,511
Inventory	50,827	40,410
Prepaid supplies and other	20,008	39,096
TOTAL CURRENT ASSETS	312,389	272,736

Property and equipment, net	2,136,213	1,939,776
Customer incentive	108,712	126,007
Goodwill and acquired intangibles	508,357	516,290
Operating lease assets	61,351	68,824
Other assets	95,152	78,112
TOTAL ASSETS	$3,222,174	$3,001,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$151,064	$141,425
Accrued salaries, wages and benefits	58,342	56,506
Accrued expenses	16,117	19,005
Current portion of debt obligations	625	13,746
Current portion of lease obligations	17,292	17,784
Unearned revenue and grants	42,404	53,522
TOTAL CURRENT LIABILITIES	285,844	301,988
Long term debt	1,368,569	1,465,331
Stock warrant obligations	72,667	103,474
Post-retirement obligations	22,379	35,099
Long term lease obligations	44,461	51,128
Other liabilities	47,890	47,963
Deferred income taxes	197,528	141,265

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 74,199,254 and 59,560,036 shares issued and outstanding in 2021 and 2020, respectively	742	596
Additional paid-in capital	991,650	855,547
Retained earnings	264,906	78,010
Accumulated other comprehensive loss	(74,462)	(78,656)
TOTAL STOCKHOLDERS’ EQUITY	1,182,836	855,497
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,222,174	$3,001,745

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

OPERATING CASH FLOWS	$122,047	$174,288	$429,238	$423,284

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(78,462)	(85,147)	(278,566)	(273,352)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(49,415)	(43,266)	(149,560)	(120,943)
Proceeds from property and equipment	2,800	130	3,524	9,210
Acquisitions and investments in businesses	327	(3,497)	(2,155)	(9,053)
TOTAL INVESTING CASH FLOWS	(124,750)	(131,780)	(426,757)	(394,138)

FINANCING ACTIVITIES:
Principal payments on debt	(32,099)	(41,683)	(1,758,018)	(584,923)
Proceeds from borrowings	—	—	1,430,600	80,000
Proceeds from bond issuance	—	—	207,400	500,000
Payments for financing costs	(293)	—	(3,099)	(7,507)
Proceeds from issuance of warrants	—	—	131,967	—
Taxes paid for conversion of employee awards	(6)	—	(1,242)	(1,839)
TOTAL FINANCING CASH FLOWS	(32,398)	(41,683)	7,608	(14,269)

NET INCREASE (DECREASE) IN CASH	$(35,101)	$825	$10,089	$14,877

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$84,909	$60,253	$39,719	$46,201
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$49,808	$61,078	$49,808	$61,078

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS AND ADJUSTED PRETAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
CAM
Aircraft leasing and related revenues	$97,960	$80,976	$279,813	$238,930
Lease incentive amortization	(5,029)	(4,708)	(15,011)	(13,629)
Total CAM	92,931	76,268	264,802	225,301
ACMI Services	330,906	300,189	851,338	871,958
Other Activities	90,292	82,281	281,226	239,373
Total Revenues	514,129	458,738	1,397,366	1,336,632
Eliminate internal revenues	(48,174)	(54,592)	(145,451)	(165,415)
Customer Revenues	$465,955	$404,146	$1,251,915	$1,171,217

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	28,502	19,781	72,518	55,241
ACMI Services, inclusive of government grants and interest expense	58,225	40,363	124,246	88,246
Other Activities	(1,047)	(724)	2,503	(2,915)
Net, unallocated interest expense	(371)	(797)	(1,995)	(2,133)
Impairment of aircraft and related assets	—	—	—	(39,075)
Non-service components of retiree benefit credit	4,457	2,897	13,370	8,693
Debt issuance costs	—	—	(6,505)	—
Net gain on financial instruments	(7,378)	(53,393)	37,797	(56,072)
Loss from non-consolidated affiliates	(1,147)	(2,485)	(1,365)	(11,762)
Earnings (Loss) from Continuing Operations before Income Taxes (GAAP)	$81,241	$5,642	$240,569	$40,223

Adjustments to Pretax Earnings
Add customer incentive amortization	5,798	5,291	17,295	15,044
Less government grants	(30,322)	(21,726)	(96,626)	(31,547)
Add impairment of aircraft and related assets	—	—	—	39,075
Add non-service components of retiree benefit credit	(4,457)	(2,897)	(13,370)	(8,693)
Add debt issuance costs	—	—	6,505	—
Less net (gain) loss on financial instruments	7,378	53,393	(37,797)	56,072
Add loss from non-consolidated affiliates	1,147	2,485	1,365	11,762
Adjusted Pretax Earnings (non-GAAP)	$60,785	$42,188	$117,941	$121,936
Adjusted Pretax Earnings excludes certain items included in GAAP based pretax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Earnings (Loss) from Continuing Operations Before Income Taxes	$81,241	$5,642	$240,569	$40,223
Interest Income	(8)	(93)	(36)	(217)
Interest Expense	14,459	15,440	44,002	47,808
Depreciation and Amortization	77,751	67,974	224,435	205,607
EBITDA from Continuing Operations (non-GAAP)	$173,443	$88,963	$508,970	$293,421
Add customer incentive amortization	5,798	5,291	17,295	15,044
Less government grants	(30,322)	(21,726)	(96,626)	(31,547)
Add impairment of aircraft and related assets	—	—	—	39,075
Add non-service components of retiree benefit credits	(4,457)	(2,897)	(13,370)	(8,693)
Less debt issuance costs	—	—	6,505	—
Less net (gain) loss on financial instruments	7,378	53,393	(37,797)	56,072
Add loss from non-consolidated affiliates	1,147	2,485	1,365	11,762

Adjusted EBITDA (non-GAAP)	$152,987	$125,509	$386,342	$375,134

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. The adjustments also excluded the recognition of government grants from adjusted earnings to improve comparability between periods. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, recognition of government grants, impairment of aircraft and related assets, charge off of debt issuance costs upon debt restructuring and costs from non-consolidated affiliates.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

OPERATING CASH FLOWS (GAAP)	$122,047	$174,288	$429,238	$423,284
Sustaining capital expenditures	(49,415)	(43,266)	(149,560)	(120,943)

ADJUSTED FREE CASH FLOW (Non-GAAP)	$72,632	$131,022	$279,678	$302,341

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

For the three and nine months ended September 30, 2021 cash receipts from government payroll support programs decreased $37.7 million and increased $7.3 million, respectively, compared to the corresponding 2020 periods.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)
Management presents Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations, both non-GAAP measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended				Nine Months Ended
	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (Loss) from Continuing Operations - basic (GAAP)	$62,363		$(5,745)		$184,522		$22,826
Gain from warrant revaluation, net tax[1]	—		—		(23,776)		—
Earnings (Loss) from Continuing Operations - diluted (GAAP)	62,363	$0.81	(5,745)	$(0.10)	160,746	$2.14	22,826	$0.38
Adjustments, net of tax
Customer incentive amortization[2]	4,475	0.06	4,083	0.07	13,348	0.18	11,610	0.19
Remove effects of government grants[3]	(23,402)	(0.30)	(16,767)	(0.28)	(74,574)	(0.99)	(24,347)	(0.41)
Remove effects of aircraft impairments[4]	—	—	—	—	—	—	30,157	0.50
Non-service component of retiree benefits[5]	(3,440)	(0.04)	(2,236)	(0.04)	(10,319)	(0.14)	(6,710)	(0.11)
Debt issuance costs[6]	—	—	—	—	5,020	0.07	—	—
Derivative and warrant revaluation[7]	5,694	0.06	50,516	0.73	(5,395)	(0.13)	50,088	0.52
Loss from affiliates[8]	885	0.01	1,918	0.03	1,053	0.01	9,929	0.17
Adjusted Earnings from Continuing Operations (non-GAAP)	$46,575	$0.60	$31,769	$0.41	$89,879	$1.14	$93,553	$1.24

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	76,743		59,146		75,277		59,863
Additional weighted average shares[1]	1,343		18,611		3,583		15,589
Adjusted Shares (non-GAAP)	78,086		77,757		78,860		75,452

Adjusted Earnings from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.
1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares. The adjustment removes the unrealized gains for grants of stock warrants issued to Amazon as a lease incentive. For all periods presented, additional weighted shares includes 14.4 million shares as if Amazon's publicly announced warrant conversion plan was completed plus additional weighted shares assuming that Amazon net settled its remaining warrants during each period.
2.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
3.Removes the effects of government grants received under federal payroll support programs.
4.Removes the effects of impairment charges for aircraft valuations and related assets.
5.Removes the non-service component of post-retirement costs and credits.
6.Removes the charge off of debt issuance costs when the Company restructured its debt.
7.Removes gains and losses from derivative interest rate instruments and warrant revaluations.
8.Removes losses for the Company's non-consolidated affiliates.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	September 30, 2020		December 31, 2020		September 30, 2021		December 31, 2021 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	32	3	33	3	32	3	34	3
B767-300	49	9	52	10	61	9	65	9
B777-200	—	3	—	3	—	3	—	3
B757-200	1	—	1	—	—	—	—	—
B757 Combi	—	4	—	4	—	4	—	4
Total Aircraft in Service	82	19	86	20	93	19	99	19

B767-300 in or awaiting cargo conversion	9	—	8	—	15	—	14	—
A321 in cargo conversion	—	—	—	—	1	—	1	—
B767-200 staging for lease	2	—	—	—	2	—	1	—
Total Aircraft	93	19	94	20	111	19	115	19

Aircraft in Service Deployments
	September 30,		December 31,		September 30,		December 31,
	2020		2020		2021		2021 Projected

Dry leased without CMI	30		33		35		36
Dry leased with CMI	39		40		47		50
Customer provided for CMI	2		2		4		6
ACMI/Charter[1]	30		31		26		26

1.ACMI/Charter includes three Boeing 767 passenger aircraft for September 30, 2020 and four Boeing 767 passenger aircraft leased from external companies since November of 2020.